UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Incannex Healthcare Inc.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Suite 105, 8 Century Circuit
Norwest, NSW 2153
Australia

November 12, 2024

To Our Stockholders:

You are cordially invited to attend the 2024 annual meeting of stockholders of Incannex Healthcare Inc. to be held at 10:00 a.m. Eastern Time on Wednesday, December 11, 2024 at the offices of our outside legal counsel, Mintz, located at 919 Third Avenue, New York, NY 10022.

Details regarding the meeting, the business to be conducted at the meeting, and information about Incannex Healthcare Inc. that you should consider when you vote your shares are described in the accompanying proxy statement.

At the annual meeting, one person will be elected to our board of directors. In addition, we will ask stockholders to (i) ratify the appointment of Grant Thornton Audit Pty Ltd as our independent registered public accounting firm for our fiscal year ending June 30, 2025, (ii) approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of our issued and outstanding common stock pursuant to an equity line of credit agreement with Arena Business Solutions Global SPC II, Ltd (“Arena Global”), dated September 6, 2024, including commitment fee shares and a warrant issued to Arena Global, (iii) approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of our issued and outstanding common stock pursuant to a securities purchase agreement with each purchaser identified on the signature page thereto (the “Purchasers”), dated September 6, 2024, including upon the conversion of debentures issued or issuable to Purchasers and upon the exercise of debenture warrants issued or issuable to Purchasers, and (iv) approve any postponement or adjournment of the annual meeting, from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the proposals set forth above or to establish a quorum.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in the proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Incannex Healthcare Inc.

Sincerely,
/s/ Joel Latham
Joel Latham
President & Chief Executive Officer

Suite 105, 8 Century Circuit
Norwest, NSW 2153
Australia

November 12, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Eastern Time

DATE: December 11, 2024

PLACE: The Offices of Mintz, located at 919 Third Avenue, New York, NY 10022

PURPOSES:

1.      To elect one director to serve a three-year term expiring in 2027.

2.      To ratify the appointment of Grant Thornton Audit Pty Ltd as our independent registered public accounting firm for the fiscal year ending June 30, 2025.

3.      To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of our issued and outstanding common stock pursuant to an equity line of credit agreement with Arena Business Solutions Global SPC II, Ltd (“Arena Global”), dated September 6, 2024, including commitment fee shares and a warrant issued to Arena Global.

4.      To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of our issued and outstanding common stock pursuant to a securities purchase agreement with each purchaser identified on the signature page thereto (the “Purchasers”), dated September 6, 2024, including upon the conversion of debentures issued or issuable to Purchasers and upon the exercise of debenture warrants issued or issuable to Purchasers.

5.      To approve any postponement or adjournment of the annual meeting, from time to time, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the annual meeting to adopt the proposals set forth above or to establish a quorum.

WHO MAY VOTE:

You may vote if you were the record owner of Incannex Healthcare Inc. common stock at the close of business on October 24, 2024. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Joseph Swan
Joseph Swan
Secretary

PAGE
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8
MANAGEMENT AND CORPORATE GOVERNANCE	9
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	15
EQUITY COMPENSATION PLAN INFORMATION	20
REPORT OF AUDIT COMMITTEE	24
DELINQUENT SECTION 16(a) REPORTS	25
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	25
Proposal No. 1 ELECTION OF DIRECTORS	26
Proposal No. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	27
Proposal No. 3 APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ RULE 5635(d), THE ISSUANCE OF 20% OR MORE OF OUR ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO AN EQUITY LINE OF CREDIT AGREEMENT WITH ARENA GLOBAL, DATED SEPTEMBER 6, 2024, INCLUDING COMMITMENT FEE SHARES AND A WARRANT ISSUED TO ARENA GLOBAL	29
Proposal No. 4 APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ RULE 5635(d), THE ISSUANCE OF 20% OR MORE OF OUR ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO A SECURITIES PURCHASE AGREEMENT WITH PURCHASERS, DATED SEPTEMBER 6, 2024, INCLUDING UPON THE CONVERSION OF DEBENTURES ISSUED OR ISSUABLE TO THE PURCHASERS AND UPON THE EXERCISE OF DEBENTURE WARRANTS ISSUED OR ISSUABLE TO THE PURCHASERS	33
Proposal No. 5 APPROVAL OF ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, FROM TIME TO TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO ADOPT THE PROPOSALS SET FORTH ABOVE OR TO ESTABLISH A QUORUM.	38
CODE OF CONDUCT AND ETHICS	39
OTHER MATTERS	39
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	39

i

Suite 105, 8 Century Circuit
Norwest, NSW 2153
Australia

November 12, 2024

PROXY STATEMENT FOR INCANNEX HEALTHCARE INC.
2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2024

This proxy statement, along with the accompanying notice of 2024 annual meeting of stockholders, contains information about the 2024 annual meeting of stockholders of Incannex Healthcare Inc. (the “Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. Eastern Time, on Wednesday, December 11, 2024, at the offices of our outside legal counsel, Mintz, located at 919 Third Avenue, New York, NY 10022.

In this proxy statement, we refer to Incannex Healthcare Inc. as “Incannex,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the Annual Meeting.

On or about November 12, 2024, we intend to begin sending this proxy statement, the attached notice of the Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2024 annual report, which includes our financial statements for the fiscal year ended June 30, 2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 11, 2024

This proxy statement, the notice of 2024 annual meeting of stockholders, our form of proxy card and our 2024 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended June 30, 2024, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.incannex.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Incannex Healthcare Inc., Attn: Investor Relations, Suite 105, 8 Century Circuit, Norwest NSW 2153 Australia. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2024 annual meeting of stockholders to be held at the offices of our outside legal counsel, Mintz, located at 919 Third Avenue, New York, NY 10022, on Wednesday, December 11, 2024, at 10:00 a.m. Eastern Time (the “Annual Meeting”), and any adjournments or postponements of the meeting. This proxy statement, along with the accompanying notice of the Annual Meeting, summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the 2024 notice of the Annual Meeting, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 (the “Annual Report”), because you owned shares of our common stock on October 24, 2024 (the “Record Date”). We intend to commence distribution of proxy materials to stockholders on or about November 12, 2024.

Who May Vote?

Only stockholders of record at the close of business on October 24, 2024, the Record Date, will be entitled to vote at the Annual Meeting. On this Record Date, there were 17,642,832 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on the Record Date your shares of our common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR or WITHHELD for the nominee for director and whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•        By Internet or by telephone.    Follow the instructions included in the proxy card to vote over the Internet or by telephone.

•        By mail.    You can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with our board of directors’ recommendations as noted below.

•        In person at the Annual Meeting.    If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 10, 2024.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Does the Board of Directors Recommend that I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

☐      “FOR” the election of the nominee for director;

☐      “FOR” the ratification of the appointment of Grant Thornton Audit Pty Ltd as our independent registered public accounting firm for our fiscal year ending June 30, 2025;

☐      “FOR” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more our issued and outstanding common stock pursuant to an equity line of credit agreement with Arena Business Solutions Global SPC II, Ltd (“Arena Global”), dated September 6, 2024, including commitment fee shares and a warrant issued to Arena Global (the “ELOC Issuance Proposal”);

☐      “FOR” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of our issued and outstanding common stock pursuant to a securities purchase agreement with each purchaser identified on the signature page thereto (the “Purchasers”), dated September 6, 2024, including upon the conversion of debentures issued or issuable to Purchasers and upon the exercise of debenture warrants issued or issuable to Purchasers (the “Arena Offering Proposal”); and

☐      “FOR” the approval of any postponement or adjournment of the Annual Meeting, from time to time, if necessary to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to adopt the proposals set forth above or to establish a quorum (the “Adjournment Proposal”).

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with the proxy holder’s best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

☐      if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

☐      by re-voting by Internet or by telephone as instructed above;

☐      by notifying Incannex Healthcare Inc.’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

☐      by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in “street name” and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares may have the authority to vote your unvoted shares without receiving instructions from you, as further described below. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Director

The nominee for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the director. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the director. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of our independent registered public accounting firm. Abstentions will have the effect of a vote AGAINST on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We do not expect there to be any broker non-votes for the ratification of our independent auditor because brokers have discretion to vote on the ratification of the appointment of the independent auditor and, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Grant Thornton Audit Pty Ltd as our independent registered public accounting firm for the fiscal year ending June 30, 2025, our audit committee of our board of directors will reconsider its selection.

Proposal 3: Approve ELOC Issuance Proposal

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the subject matter is required to approve the ELOC Issuance Proposal. Abstentions will have the effect of a vote AGAINST on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Shares issued pursuant to or in connection with the ELOC Agreement and voted in favor of this proposal would not be entitled to be included in the tabulation as votes for this proposal for purposes of Nasdaq rules; however, no shares have been issued pursuant to or in connection with the ELOC Agreement.

Proposal 4: Approve Arena Offering Proposal

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the subject matter is required to approve the Arena Offering Proposal. Abstentions will have the effect of a vote AGAINST on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Shares issued pursuant to or in connection with the Securities Purchase Agreement and voted in favor of this proposal would not be entitled to be included in the tabulation as votes for this proposal for purposes of Nasdaq rules; however, no shares have been issued pursuant to or in connection with the Securities Purchase Agreement.

Proposal 5: Approve Adjournment Proposal

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote on the subject matter is required to approve the Adjournment Proposal. Abstentions will have the effect of a vote AGAINST on the results of this vote. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We do not expect there to be any broker non-votes for the approval of the adjournment proposal because brokers have discretion to vote on the approval of the adjournment proposal and, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of one-third of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m. Eastern Time on December 11, 2024 at the offices of our outside legal counsel, Mintz, located at 919 Third Avenue, New York, NY 10022. When you arrive at the offices of Mintz, you will be directed to the appropriate meeting rooms. You will need to bring a photo identification with you to present to security upon arrival at Mintz’s offices. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

Some brokers or other nominee record holders may be sending you a single set of our proxy materials if multiple Incannex stockholders live in your household. This practice, which has been approved by the SEC, is called “householding.” Once you receive notice from your broker or other nominee record holder that it will be

“householding” our proxy materials, the practice will continue until you are otherwise notified or until you notify them that you no longer want to participate in the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

We will promptly deliver a separate copy of our proxy materials to you if you write or call our Secretary at: Incannex Healthcare Inc., Suite 105, 8 Century Circuit, Norwest NSW 2153 Australia or +61 409 840 786. If you want to receive your own set of our proxy materials in the future or, if you share an address with another stockholder and together both of you would like to receive only a single set of proxy materials, you should contact your broker or other nominee record holder directly or you may contact us at the above address and phone number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•        following the instructions provided on your proxy card;

•        following the instructions provided when you vote over the Internet; or

•        going to www.proxyvote.com and following the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of October 21, 2024 by:

•        each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•        each of our named executive officers, directors and director nominee; and

•        all of our executive officers, directors and director nominee as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Shares of common stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.

The beneficial ownership of our common stock presented below is based on 17,642,832 shares of our common stock issued and outstanding as of October 21, 2024.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the following entities or individuals is c/o Incannex Healthcare Inc., Suite 105, 8 Century Circuit, Norwest NSW 2153 Australia.

	Shares Beneficially Owned
Directors and Executive Officers:	Number	Percent
Joel Latham(1)	1,684,988	9.55%
Troy Valentine(2)	1,084,284	6.15%
Peter Widdows(3)	281,897	1.60%
Dr. George Anastassov(4)	769,721	4.36%
Robert Clark(5)	150,000	*
Lekhram Changoer(6)	639,549	3.63%
Joseph Swan(7)	70,724	*
Luigi M. Barbato(8)	—	*
All directors and current executive officers as a group (8 persons)	4,681,163	26.53%

____________

*        Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)      Joel Latham owns 1,242,485 shares of common stock, 335,000 restricted shares and 107,503 shares of common stock underlying warrants.

(2)      Troy Valentine owns 531,750 shares of common stock in his own name. Troy Valentine also owns a 50% equity interest in Alignment Capital Pty Ltd, which owns 242,862 shares of common stock of Incannex Healthcare Inc. Troy Valentine is a director of Tranaj Nominees Pty Ltd, which owns 10,000 shares of common stock in Incannex Healthcare Inc. Troy Valentine is a director of Valplan Pty Ltd, which owns 30,000 shares of common stock in Incannex Healthcare Inc. Troy Valentine is a director and the sole shareholder of Cityside Pty Ltd, which owns 44,400 shares of common stock of Incannex Healthcare Inc. Troy Valentine is the beneficiary of the GFCR Investments Trust managed by Ekirtson Nominees Pty Ltd as trustee, which owns 10,000 shares of common stock in Incannex Healthcare Inc. Troy Valentine also owns 167,500 restricted shares and 47,772 shares of common stock underlying warrants.

(3)      Peter Widdows owns 245,847 shares of common stock, 25,000 restricted shares and 11,050 shares of common stock underlying warrants.

(4)      Dr. George Anastassov owns 744,721 shares of common stock and 25,000 restricted shares.

(5)      Robert Clark owns 75,000 shares of common stock, 25,000 restricted shares and 50,000 shares of common stock underlying warrants.

(6)      Lekhram Changoer owns 639,549 shares of common stock held by Prash BV, a company controlled by Mr. Changoer.

(7)      Joseph Swan owns 1,000 shares of common stock, 50,793 restricted shares and 2,000 shares of common stock underlying warrants.

(8)      Dr. Barbato does not have any shares of our common stock either subject to stock options or subject to restricted stock awards that will vest or settle within 60 days after October 21, 2024.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of five members, classified into three classes as follows: (1) Peter Widdows constitutes a class with a term ending at the Annual Meeting; (2) Dr. George Anastassov and Robert Clark constitute a class with a term ending at the 2025 annual meeting; and (3) Joel Latham and Troy Valentine constitute a class with a term ending at the 2026 annual meeting.

Peter Widdows has been nominated for election at the Annual Meeting for a term of three years to serve until the 2027 annual meeting of stockholders, and until his successor has been elected and qualified or subject to his earlier death, resignation, disqualification or removal.

The following table sets forth certain information concerning our directors as of October 21, 2024:

Name	Age	Position with the Company
Joel Latham	35	Chief Executive Officer, President and Director
Troy Valentine	50	Chairperson
Peter Widdows	58	Director
Dr. George Anastassov	60	Director
Robert Clark	64	Director

Joel Latham.    Joel Latham has served as the Chief Executive Officer, President, and Director of Incannex Healthcare Inc. since July 2023. With over 20 years of experience in both public and private sectors, Mr. Latham leads Incannex’s strategic vision, focusing on advancing innovative therapies through clinical development and regulatory approval. Previously, he was the Chief Executive Officer and Managing Director of Incannex Healthcare Limited, which became a subsidiary of Incannex following the re-domiciliation (“Incannex Australia”), where he played a key role in the company’s growth and its successful transition to Nasdaq. Prior to his appointment as Chief Executive Officer of Incannex Australia, Mr. Latham was the General Manager of Incannex Australia since 2016. Mr. Latham has also held senior roles at Mars Foods, Tabcorp, and Philip Morris International, bringing extensive expertise in corporate strategy and global market expansion. The board of directors has concluded that Mr. Latham should serve as a director because of his extensive leadership, business and corporate strategy expertise in the life sciences industry.

Troy Valentine.    Troy Valentine has served as the Chairperson of the Board of Directors of Incannex Healthcare Inc. since November 2023 and was the Chairperson of the Board for Incannex Australia from December 2017 to November 2023. With over 30 years of experience in finance, managerial, and board roles, Mr. Valentine began his career at Hartley Poynton (now Euroz Hartleys Limited) in 1994 before moving to Patersons Securities (now Canaccord Genuity) in 2000, where he became an Associate Director. He is also a director and co-founder of Alignment Capital Pty Ltd, a boutique corporate advisory firm established in 2014. Mr. Valentine holds a Bachelor of Commerce from the University of Western Australia. The board of directors has concluded that Mr. Valentine should serve as a director because of his board and managerial experience and his experience in the life sciences industry.

Peter Widdows.    Peter Widdows has served as a Director of Incannex Healthcare Inc. since November 2023, following his role as Director at Incannex Australia from March 2018 to November 2023. Mr. Widdows is the current Board Chair and and non-executive director of Youi Insurance, an Australian general Insurance company and the non-executive Chaiman of Sunny Queens Australia, an Australian FMCG company. He has extensive experience in global leadership having served as the Regional Chief Executive Officer for a large part of Asia and Australasia for H. J. Heinz Company, a global food company, from 2008 to 2010, and earlier, the Chief Executive Officer and Managing Director for Heinz Australia from 2002 to 2008. He also held managing director roles in New Zealand and senior Strategic and Finace executive roles at StarKist Foods Inc, a global seafood and petfood company based in Cincinnati, Ohio. He is a Fellow of the Institute of Chartered Accountants in England and Wales, bringing deep expertise across finance, strategy, and operations. The board of directors has concluded that Mr. Widdows should serve as a director because of his financial expertise and experience in the life sciences industries.

Dr. George Anastassov.    Dr. George Anastassov has been a Director of Incannex Healthcare Inc. since November 2023, following his role as Director at Incannex Australia from June 2022 to November 2023. A pioneer in cannabinoid-based therapeutics, Dr. Anastassov co-developed the world’s first cannabinoid-containing chewing gum delivery system. From September, 2000 to July, 2019, he served as the Director of Sannamad Foundation and Sannamad Pharmaceuticals, a Biotechnology Company he cofounded. He co-founded and served as Managing Director of APIRx Pharmaceuticals LLC from 2017 to 2022, playing a pivotal role in the development of Combination Compounds for wide range of medical indications. Previously, he was the CEO and co-founder of AXIM Biotechnologies, an biotechnology research and development company, from 2014 to 2018. Under Dr. Anastassov’ leadership AXIM was voted as top 5 growing biotech companies by Fox Business News in 2017. Dr. Anastassov holds a BA degree in Fine Arts from The Fine Arts School in Sofia, Bulgaria, MD degree from Higher Medical Institute, Sofia, Bulgaria, DDS degree from New York University and a MBA degree from Haslam Business School, The University of Tennessee, Knoxville. Dr. Anastassov is trained as a craniomaxillofacial and base of the skull surgeon and has been on the clinical and academic faculty at Mt. Sinai School of Medicine, New York, USA since July of 1997.The board of directors has concluded that Dr. Anastassov should serve as a director because of his significant experience in the development of cannabinoid-based therapies, commercial operations and strategic decision-making.

Robert Clark.    Robert Clark has been a Director of Incannex Healthcare Inc. since November 2023, having previously held the same position at Incannex Australia from August 2022 to November 2023. He is a seasoned expert in strategic regulatory affairs, boasting over 40 years of extensive regulatory experience in the U.S. and internationally. Mr. Clark spent more than 20 years at Pfizer Inc., a pharmaceutical and biotechnology company, and over 10 years at Novo Nordisk. Since May 2012, he has held the role of Vice President, U.S. Regulatory Affairs at Novo Nordisk. Prior to this, he served as Vice President of Worldwide Regulatory Strategy and U.S. Regulatory Affairs at Pfizer from 1992 to 2021. Mr. Clark holds a Masters of Science degree in Pharmacology from New York Medical College. The board of directors has concluded that Mr. Clark should serve as a director because of his extensive regulatory experience in the life sciences industry.

Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with Incannex Healthcare Inc. either directly or indirectly. Our board of directors has determined that Robert Clark, Peter Widdows and Dr. George Anastassov are “independent directors” as defined under the Rules of the Nasdaq Stock Market. Our board of directors determined that Robert Clark and Peter Widdows, who are members of our audit committee and compensation committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. Troy Valentine and Joel Latham are not independent under the applicable rules of the SEC and Nasdaq.

Committees of our Board of Directors and Meetings

Meeting Attendance.    During the fiscal year ended June 30, 2024, there were four meetings of our board of directors, and the various committees of our board of directors met a total of four times. No director attended fewer than 75% of the total number of meetings of our board of directors and of committees of our board of directors on which he or she served during the fiscal year ended June 30, 2024. Our board of directors has adopted a policy under which each member of our board of directors are expected to attend each annual meeting of stockholders absent unusual circumstances.

Audit Committee.    Our audit committee met one time during the fiscal year ended June 30, 2024. This committee currently has three members, Peter Widdows (Chairperson), Robert Clark and Troy Valentine. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Our board of directors has determined that each of Mr. Widdows and Mr. Clark is independent under the applicable rules of the SEC and Nasdaq. Mr. Valentine was appointed as a member of the audit committee on October 5, 2023, but is not independent under the applicable rules of the SEC and Nasdaq due to the receipt of consulting fees invoiced to Incannex Australia, outside of his directors’ fees for his service as a director of Incannex Australia. However, pursuant to Nasdaq Listing Rule 5605(c)(2)(B), the board of directors has determined that Mr. Valentine’s appointment as a member of the audit committee is in the best interest of the Company and its stockholders, such that Mr. Valentine may serve as a member of the audit committee until October 5, 2025. Our board of directors has determined that Mr. Widdows is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

A copy of the audit committee’s written charter is publicly available on our website at www.incannex.com.

Compensation Committee.    Our compensation committee did not meet during the fiscal year ended June 30, 2024. This committee currently has three members, Peter Widdows (Chairperson), Troy Valentine and Robert Clark. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of our board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also designates participants and determines the type or types of awards granted to participant under our 2023 Equity Incentive Plan (the “2023 Plan”). The compensation committee is responsible for the determination of the compensation of our chief executive officer, and will conduct its decision making process with respect to that issue without the chief executive officer present.

Our compensation committee approves policies relating to compensation and benefits of our officers and employees. The compensation committee approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also approves the issuance of stock options and other awards under our equity plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Peter Widdows (Chairperson), Robert Clark and Troy Valentine. Our board of directors has determined that each of Mr. Widdows and Mr. Clark is independent under the applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, a as amended (the “Exchange Act”). Mr. Valentine is not independent under the applicable rules of the SEC and Nasdaq, however the board of directors has determined that Mr. Valentine’s appointment as a member of the audit committee is in the best interest of the Company and its shareholders, according to Nasdaq Listing Rule 5605(d)(2)(B). Mr. Valentine was appointed on October 5, 2023, and will be able to serve as a member of the audit committee until October 5, 2025, according to Nasdaq Listing Rule 5605(d)(2)(B). The compensation committee will operate under a written charter, which the compensation committee will review and evaluate at least annually.

Prior to the re-domiciliation, Incannex Australia did not have a compensation committee. Instead, compensation of its executive officers was determined by the board of directors. Compensation packages were based on fixed and variable components, determined by the executives’ position, experience and performance. The compensation was not directly based on financial performance, but rather on industry practice, given we operate in the biotechnology sector and our primary focus is research activities with a long-term objective of developing and commercializing the research and development results. During fiscal 2023, there were no interlocking directorships (i.e., no executive officer of Incannex Australia served on a compensation committee or board of directors of another company where an executive officer served as a director of Incannex Australia).

A copy of the compensation committee’s written charter is publicly available on our website at www.incannex.com.

Nominating, Governance and Diversity.    We do not currently have a separate standing nominating and governance committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq Stock Market, a majority of the independent directors may recommend a director nominee for selection by the board of directors. In accordance with our Principles of Corporate Governance, our independent directors are responsible for establishing and overseeing processes and procedures for the selection and nomination of directors, for developing and recommending board membership criteria to the board of directors for approval and periodically reviewing these criteria. These membership criteria include leadership experience, financial expertise and industry knowledge. The board of directors believes that the independent directors can satisfactorily carry out these responsibilities without the formation of a standing nominating committee. The board of directors evaluates its composition annually to assess the skills and experience currently represented on the board of directors as a whole, and in individual directors, as well as the skills and experience that the board of directors may find valuable in the future. The board of directors actively seeks to achieve a diversity of occupational and personal backgrounds amongst members of the board of directors, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. The independent directors must review the qualifications of director candidates and incumbent directors in light of criteria approved by the board of directors and recommend candidates to the board of directors for election by the Company’s stockholders at the annual meeting. Our Principles of Corporate Governance are publicly available on our website at www.incannex.com.

On August 6, 2021, the SEC approved a proposal of The Nasdaq Stock Market to amend its listing standards related to board diversity. Nasdaq Rule 5605(f) requires smaller reporting companies to have, or explain why they do not have, at least two members of their board of directors who are diverse, as defined under Nasdaq rules, including at least one director who self-identifies as female. The second diverse director may include an individual who self-identifies as one or more of the following: female, LGBTQ+, or an Underrepresented Minority (as defined under Nasdaq Rule 5605(f)(1)). Additionally, Nasdaq Rule 5605(f) requires a company with a board of directors of five or fewer members to have, or explain why it does not have, at least one member of its board of directors who is diverse, as defined under said rule, including at least one director who self-identifies as female. In accordance with the Nasdaq listing rules, the board of directors has self-identified attributes that identify its members’ diversity. The following is a matrix showing the makeup of those self-reported attributes:

Board Diversity Matrix (as of October 21, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	0	5	0	0
Part II: Demographic Background
African American or Black	0
Alaskan Native or Native American	0
Asian	0
Hispanic or Latinx	0
Native Hawaiian or Pacific Islander	0
White	5

The composition of our board of directors does not currently include any individuals who are diverse under Nasdaq Listing Rule 5605(f), as presented in the above Board Diversity matrix. Our board of directors believes that the current composition of the board is well-balanced in skills and experience and that it would not be in the best interest of the Company or its stockholders to replace any of the current directors for the sole purpose of adding a diverse director. However, our board continues to evaluate potential board candidates as our research and development programs advance, and may add one or more diverse directors either through natural board of directors attrition and/or at such time as our board may choose to increase the size of the board of directors.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to our board of directors, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. Any such recommendation should be made in writing to the nominating committee, care of our Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•        all information relating to such person that would be required to be disclosed in a proxy statement;

•        certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•        a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•        a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•        a statement that the nominee consents to be named in the registrant’s proxy statement and form of proxy and, if elected, to serve on the registrant’s board of directors;

•        a statement that, to the best of the nominating stockholder’s or group’s knowledge the nominee meets the objective criteria for “independence” applicable to the registrant;

•        certain biographical information concerning the proposed nominee;

•        all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•        certain information about any other security holder of the Company who supports the proposed nominee;

•        a description of all relationships between the proposed nominee the recommending stockholder or any beneficial owner and/or the registrant or any affiliate of the registrant, including any agreements or understandings regarding the nomination; and

•        any additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures as may be required by our bylaws.

Board Leadership Structure and Role in Risk Oversight

Our board of directors is responsible for the control and direction of the Company. At present, the board of directors has elected to separate the positions of Chairperson and Chief Executive Officer. Mr. Latham serves as Chief Executive Officer of the Company and as a member of our board of directors. Mr. Valentine serves as the Chairperson of our board of directors. Our board of directors believes that this structure serves Incannex Healthcare Inc. well by maintaining a link between management, through Mr. Latham’s membership on our board of directors, and the non-executive directors led by Mr. Valentine in his role as a non-executive Chairperson.

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations as well as oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs have the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Stockholder Communications to our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations team at investors@incannex.com.au. However, any stockholders who wish to address questions regarding our business directly with our board of directors, or any individual director, should direct his or her questions in writing to the Chairperson of our board of directors at Incannex Healthcare Inc., Suite 105, 8 Century Circuit, Norwest NSW 2153 Australia.

Communications will be distributed to our board of directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our board of directors may be excluded, such as:

•        junk mail and mass mailings;

•        resumes and other forms of job inquiries;

•        surveys; and

•        solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information as of October 21, 2024 regarding our executive officers. We have employment agreements with each of Joel Latham, Joseph Swan and Dr. Barbato, and a services agreement with Lekhram Changoer. All of our executive officers are at-will employees.

Name	Age	Position
Joel Latham	35	Chief Executive Officer, President and Director
Joseph Swan	33	Chief Financial Officer, Treasurer and Secretary
Lekhram Changoer	58	Chief Technology Officer
Luigi M. Barbato, M.D.	61	Chief Medical Officer

Joel Latham.    See biography above under heading titled “Our Board of Directors.”

Joseph Swan.    Joseph Swan has served as the Chief Financial Officer and Secretary of Incannex Healthcare Inc. since February 2024, where he oversees the company’s financial strategy, reporting, and regulatory compliance. Previously, he was Incannex Healthcare Inc.’s Treasurer and Controller from July 2023 to February 2024, and before that, he served as Head of Finance for Incannex Australia from November 2021 to November 2023. Prior to joining Incannex Healthcare Inc., Joseph held roles as an Audit Supervisor at HLB Mann Judd, an Australian accounting and advisory firm, from May 2020 to November 2021, an internal auditor at INPEX Australia, an energy company, from July 2017 to July 2018, and an analyst at Deloitte Australia, an accounting firm, from February 2015 to June 2017. He is a chartered accountant and holds a degree in commerce, majoring in accounting, from the University of Western Australia.

Lekhram Changoer.    Lekhram Changoer has served as the Chief Technology Officer of Incannex Healthcare Inc. since July 2023, where he oversees Incannex Healthcare Inc.’s technology strategy and innovation initiatives. Prior to this, he was the Chief Technology Officer of Incannex Australia from June 2022 to November 2023, following the acquisition of APIRx Pharmaceuticals LLC, a company he co-founded. At APIRx Pharmaceuticals, Mr. Changoer served as the Chief Technology Officer and Director from January 2019 to June 2023, specializing in cannabinoid-based active pharmaceutical ingredients. Before APIRx, he co-founded also other pharmaceutical R&D companies e.g. AXIM Biotechnologies, a pharmaceutical R&D company, and served as its Chief Technology Officer from October 2014 to May 2020. Mr. Changoer holds a MSc and BSc Degree from the University of Groningen (NL) and Rijkshogeschool Groningen (NL).

Luigi M. Barbato, M.D.    Luigi M. Barbato, M.D. has served as the Chief Medical Officer of Incannex Healthcare Inc. since October 2024, where he oversees Incannex Healthcare Inc.’s drug development programs. Prior to joining Incannex Healthcare Inc., Dr. Barbato served as Global Medical Lead for several clinical-stage therapeutic programs addressing neurological disorders at Jazz Pharmaceuticals from May 2023 until October 2024. Prior to joining Jazz, Dr. Barbato served as Global Senior Medical Director at AbbVie from July 2015 until May 2023, and, prior to his service with AbbVie, he held leadership roles at Biogen Idec, Novartis, Stiefel Laboratories (GSK), Forest Research Institute, and Solvay Pharmaceuticals. Dr. Barbato served as a Clinical Assistant Professor of Psychiatry and Behavioral Science at Emory University School of Medicine, and has authored or co-authored more than 65 papers and presentations. Dr. Barbato earned his M.D. from St. George’s University School of Medicine and B.S. in Biology at St. Peter’s University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information shows the total compensation paid or accrued to our named executive officers during the fiscal years ended June 30, 2024 and 2023. All compensation to our named executive officers, with the exception of Dr. Barbato, is paid in Australian dollars and then converted in U.S. dollars for purposes of reporting. Our named executive officers consist of (1) our Chief Executive Officer and President, (2) our Chief Technology Officer, (3) our Chief Financial Officer, and (4) our Chief Medical Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Joel	2024	595,958	—	4,955,360	189,429	—	13,112	5,753,859
Latham(2)	2023	552,206	286,878	713,604	471,838	—	—	2,024,526
Lekhram	2024	137,645	—	—	—	—	—	137,645
Changoer	2023	106,061	—	—	—	—	—	106,061
Joseph	2024	107,940	26,873	64,663	8,417	—	—	207,893
Swan(3)	2023	85,211	10,943	35,965	24,199	—	—	158,652
Luigi	2024	—	—	—	—	—	—	—
M. Barbato, M.D.(4)	2023	—	—	—	—	—	—	—

____________

(1)      The amounts reported in the “Stock Awards” and “Option Awards” column represent the aggregate grant date fair value of the stock options awarded to our named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to our Financial Statements, included in our Annual Report. The amounts reported in these columns reflect the accounting cost for the stock awards and stock options and do not reflect the actual economic value that will be realized by the individual upon the vesting of the stock awards and stock options, and the exercise of the stock options or the sale of the common stock underlying such awards.

(2)      The amount reported in the “All Other Compensation” column includes $13,112 for Mr. Latham’s car allowance. The amount presented in this table does not include fees paid in connection with Mr. Latham’s board service, which is presented in the table below, and also does not include Australian post-employment benefits.

(3)      This amount does not include Australian post-employment benefits.

(4)      Dr. Barbato was appointed Chief Medical Officer effective October 21, 2024 and therefore did not receive any compensation in the years ended June 30, 2024 or June 30, 2023.

Narrative to Summary Compensation Table

Annual Base Salary

The base salaries of our named executive officers are subject to adjustment and generally determined and approved by our board of directors. The fiscal year ended June 30, 2024 base salaries of each of our named executive officers are described under the subsection titled “Employment and Service Agreements with our Named Executive Officers” below.

Non-Equity Incentive Compensation

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is based on the extent to which we achieve the corporate goals that our board of directors establishes each year and each executive’s individual performance. At the end of the year, our board of directors reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals and evaluates each individual’s performance.

The corporate goals our board of directors established for the fiscal year ended June 30, 2023 related to regulatory, clinical and development goals, as well as operational objectives. Bonuses are usually determined at the end of the fiscal year and paid in the first quarter of the following fiscal year.

Employment and Service Agreements with Our Named Executive Officers

We have entered into employment and service agreements with certain of our executive officers, including our named executive officers, which govern the terms of their employment and service with us. Regardless of the manner in which our named executive officers’ employment or service terminates, they are entitled to receive certain accrued amounts previously earned during their term of employment or service, including unpaid salary, reimbursement of expenses owed, and accrued but unpaid paid time off and any continuation of benefits required by applicable law.

Joel Latham

We entered into an employment agreement with Mr. Latham on July 1, 2020. The employment agreement has no fixed term. Each party can terminate at will by giving three months’ notice. However, if the termination is for cause, no notice is required. Pursuant to the terms of the employment agreement, Mr. Latham’s initial annual base salary was US$230,000. Effective July 1, 2022, Mr. Latham’s annual base salary was increased to US$550,000. Effective July 1, 2023, Mr. Latham’s current annual base salary was increased to US$588,000. Mr. Latham is eligible to receive an annual target bonus at the discretion of our board of directors in an amount up to 50% of his base salary. In June 2023, Mr. Latham received a cash bonus of US$275,000. Mr. Latham’s employment agreement provides that Incannex Healthcare Inc. will pay superannuation payments under Australian law for his role as executive officer. The employment agreement also provides that Mr. Latham will receive US$95,000 as fees for his role as director. Pursuant to the employment agreement, Mr. Latham is also entitled to a vehicle allowance of approximately US$14,408 per year.

Lekhram Changoer

We entered into a service agreement with Mr. Changoer on July 5, 2022. This service agreement has a one-year term as of October 10, 2022. Following such date, the agreement continues to be effective unless terminated by either party. Mr. Changoer may terminate the contract by giving a 21-day notice to Incannex Healthcare Inc. We can terminate the contract immediately for cause.

Mr. Changoer is paid a base salary of approximately US$134,421 per year for services as Chief Technical Officer.

Joseph Swan

We entered into an employment agreement with Mr. Swan on February 27, 2024. Under the terms of his employment contract, Mr. Swan will receive an annual base salary of approximately US$133,148. Mr. Swan will also be eligible to receive an annual target bonus of up to 20% of his fixed salary, payable in cash, if certain short-term targets are met and up to a total value of approximately US$129,900 of shares of common stock of Incannex Healthcare Inc. if certain long-term targets are met. Mr. Swan’s employment contract has no fixed term and can be terminated at will by either party with three months’ notice or for cause by the Company.

Luigi M. Barbato, M.D.

We entered into an employment agreement with Dr. Barbato, effective October 21, 2024. Under the terms of his employment agreement, Dr. Barbato will receive an annual base salary of US$375,000. Dr. Barbato will also be eligible to receive an annual target bonus of up to 20% of his fixed salary, payable in cash, if certain short-term targets are met and up to a total value of approximately US$200,000 of shares of common stock of Incannex Healthcare Inc. if certain long-term targets are met. Mr. Barbato’s employment contract has no fixed term and can be terminated at will by either party with 30 days’ written notice.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of June 30, 2024.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Joel Latham	11/28/23	7,500		—		$3.29	06/30/2025	—	—
	11/28/23	7,500		—		$3.29	06/30/2026	—	—
	11/28/23	7,500		—		$3.29	06/30/2027	—	—
	11/28/23	7,500		—		$3.29	06/30/2026	—	—
	11/28/23	7,500		—		$3.29	06/30/2027	—	—
	11/28/23	7,500		—		$3.29	06/30/2028	—	—
	11/28/23	9,334		—		$17.10	07/01/2025	—	—
	11/28/23	9,334		—		$20.39	07/01/2026	—	—
	11/28/23	9,334		—		$23.02	07/01/2027	—	—
	11/28/23	9,334		—		$17.10	07/01/2026	—	—
	11/28/23	9,334		—		$20.39	07/01/2027	—	—
	11/28/23	—		9,334	(2)	$23.02	07/01/2028	—	—
	11/28/23	15,833		—		$16.44	04/30/2026		—
	12/13/23	—		—		—	—	$335,000	$1,373,500
Lekhram Changoer	—	—		—		—	—	—	—
Joseph Swan	11/28/23	1,000		—		$17.10	07/01/2025	—	—
	11/28/23	1,000		—		$20.39	07/01/2026	—	—
	11/28/23	1,000	(3)	1,000		$23.02	07/01/2027	—	—
	05/06/24	—		—		—	—	$33,862	$133,332

____________

(1)      The market value of the stock awards is based on the closing price of our common stock of $2.94 per share on June 28, 2024.

(2)      Granted on November 28, 2023. Vesting to occur on June 30, 2025, provided Mr. Latham is still employed on such date.

(3)      Granted on November 28, 2023. Vested on July 1, 2024.

Option Exercises and Stock Vested at Fiscal Year End

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each of our named executive officers during the fiscal year ended June 30, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
(a)	(b)	(c)	(d)		(e)
Joel Latham	—	—	1,005,000	(1)	3,450,500
Lekhram Changoer	—	—	—		—
Joseph Swan	—	—	16,931	(2)	49,946

____________

(1)      335,000 shares vested on December 31, 2023 and 770,000 shares vested on June 30, 2024, and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on the Nasdaq Global Market on the applicable vesting date.

(2)      16,931 shares vested on June 30, 2024, and the value realized is calculated by multiplying the number of vested shares by the closing price of our common stock on the Nasdaq Global Market on the applicable vesting date.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

401(k) Plan

We do not sponsor, nor intend to sponsor in the foreseeable future, the participation of our employees in a plan established under subsection 401(k) of the U.S. Internal Revenue.

Potential Payments upon Termination or Change-In-Control

Regardless of the manner in which our named executive officers’ employment or service terminates, they are entitled to receive certain accrued amounts previously earned during their term of employment or service, including unpaid salary, reimbursement of expenses owed, and accrued but unpaid paid time off and any continuation of benefits required by applicable law.

Lekhram Changoer

Pursuant to the service agreement by and between Incannex Healthcare Inc. and Lekhram Changoer (the “Changoer Service Agreement”), the performance rights issued to Mr. Changoer will be immediately exercised and shares issued to him (i) upon the occurrence of a takeover bid, under which a bid to acquire all or some of the ordinary shares in the capital of Incannex Healthcare Inc. is approved by the board of directors of Incannex Healthcare Inc. and recommended to its stockholders that the takeover bid be accepted, (ii) if a court approves a scheme of arrangement, which would result in a person having a Relevant Interest (as defined in the Corporations Act 2001(Cth)) in more than 50% of the ordinary shares in the capital of Incannex Healthcare Inc., or (iii) if Incannex Healthcare Inc. announced to the Australian Securities Exchange an intention to sell all or substantially all of its business undertakings or assets.

2023 Equity Incentive Plan

In the event of a “change in control” of Incannex Healthcare Inc., as defined in the 2023 Plan, then unless otherwise provided in an award agreement, the Committee (as defined in the 2023 Plan) may, in its sole discretion: (i) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee), (ii) provide for the issuance of replacement awards on substantially similar terms, (iii) terminate stock options without providing accelerated vesting, (iv) accelerate the exercisability or vesting of any Award (as defined in the 2023 Plan) or (v) take any other action with respect to the awards the Committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the Committee’s sole discretion. Awards subject to performance goals are required to be settled upon a “change in control” of Incannex Healthcare Inc. based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the Committee.

Director Compensation

We pay directors’ fees to our directors for their service on our board of directors. We generally provide our non-employee directors with cash and equity compensation for their service on the board of directors. The board of directors is responsible for considering and approving the compensation paid to our non-employee directors, upon recommendation from the compensation committee. We also have a policy of reimbursing all of our non-employee directors for their reasonable out-of-pocket expenses in connection with attending board and committee meetings. The directors’ compensation for their services on the board of directors is periodically reviewed by the compensation committee which may recommend changes to such compensation to the board of directors as appropriate.

The following table sets forth information regarding compensation earned with respect to the fiscal year ended June 30, 2024, by each individual who served as a director during such fiscal year. All compensation for Mr. Latham, Mr. Valentine and Mr. Widdows is paid in Australian dollars and then converted in US dollars for purposes of reporting. All compensation for Dr. Anastassov and Mr. Clark is paid in US dollars.

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2024 each of our non-employee directors. Directors who are employed by us are not compensated for their service on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joel Latham(2)	95,000	—	—	—	—	—	95,000
Troy Valentine	312,976	2,477,681	94,715	—	—	—	2,885,372
Peter Widdows	283,770	343,849	—	—	—	—	627,619
Dr. George Anastassov	132,000	343,849	—	—	—	—	475,849
Robert Clark	75,000	343,849	—	—	—	—	418,849

____________

(1)      The amounts reported in the “Stock Awards” and “Option Awards” column represent the aggregate grant date fair value of the stock options awarded to our named executive officers during the applicable fiscal year, calculated in accordance with FASB, ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 “Stock-based payments” of the “Notes to Consolidated Financial Statements” in the Annual Report. The amounts reported in these columns reflect the accounting cost for the stock awards and stock options and do not reflect the actual economic value that will be realized by the individual upon the vesting of the stock awards and stock options and the exercise of the stock options or the sale of the common stock underlying such awards.

(2)      Mr. Latham served as our Chief Executive Officer during the fiscal year ended June 30, 2024; as such, his compensation earned as a director is disclosed in the Summary Compensation Table above.

The following table shows the aggregate number of shares subject to options and RSUs held by each of our non-employee directors as of June 30, 2024.

Name	Number of Stock Options Held at Fiscal Year-End	Number of Shares of Restricted Stock Held at Fiscal Year-End
Troy Valentine	—	167,500
Peter Widdows	—	25,000
Dr. George Anastassov	—	25,000
Robert Clark	—	25,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of June 30, 2024.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders	—	—	—
Equity Compensation Plans Not Approved by Security Holders(3)	783,944	$14.41	2,446,337
Total	783,944	$14.41	2,446,337

____________

(1)      This number reflects the stock options and restricted stock awards granted under the 2023 Plan.

(2)      Taking into account all outstanding awards included in this table, the weighted-average exercise price of such stock options is $14.41 and the weighted-average term-to-expiration is 2.49 years.

(3)      This plan consists of the 2023 Plan.

2023 Equity Incentive Plan

On November 20, 2023, our board of directors adopted the 2023 Plan. The material terms of the 2023 Plan are summarized below.

Purpose.    The purpose of the 2023 Plan is to provide a means through which we and our affiliates may attract and retain key personnel and to provide a means whereby our and our affiliate’s directors, employees, and consultants (and prospective directors, employees, and consultants) can acquire and maintain an equity interest in Incannex Healthcare Inc., or be paid incentive compensation, which may, but need not, be measured by reference to the value of our shares of common stock (“Shares”), thereby strengthening their commitment to the success of Incannex Healthcare Inc. and its affiliates and aligning their interests with those of our stockholders.

Eligibility and administration.    Employees, consultants, and directors of Incannex Healthcare Inc. and its affiliates, as well as prospective employees, consultants, and directors who have accepted offers of employment or consultancy from Incannex Healthcare Inc. or its affiliates are eligible to receive one or more types of Awards (as defined below) under the 2023 Plan.

The 2023 Plan is administered by a committee of two directors (the “Committee”). Currently, Mr. Widdows and Mr. Clark are members of the Committee. The Committee has complete authority to determine which employees, consultants, and/or non-employee directors will be granted Awards under the 2023 Plan. The Committee members must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 2023 Plan, the Committee has all discretion and authority to administer the 2023 Plan and to control its operation, in accordance with the 2023 Plan’s provisions, including, but not limited to, the power to (a) determine which employees, consultants, and non-employee directors will be granted Awards, (b) prescribe the terms and conditions of the Awards (which need not be the same), (c) interpret the 2023 Plan and the Awards, (d) adopt such procedures and/or subplans deemed necessary or appropriate for the purpose of satisfying applicable international laws or for qualifying for favorable tax treatment under applicable international laws, (e) to institute and determine the terms and conditions of an award exchange program; provided, however, that the Committee shall not implement an award exchange program without the approval of the majority of Incannex Healthcare Inc.’s stockholders entitled to vote at any annual or special meeting of Company’s stockholders, and (f) make whatever rules it considers appropriate for the administration and interpretation of the 2023 Plan.

The Committee may delegate any of its authority and powers under the 2023 Plan to one or more officers of Incannex Healthcare Inc. However, the Committee may not delegate its authority and powers with respect to any Awards that are granted to Incannex Healthcare Inc.’s executive officers or directors who are subject to Section 16(b) of the Securities Exchange Act. All interpretations, determinations and decisions made by the Committee, the board of directors, and any delegate of the Committee will be final and binding on all persons and will be given the maximum possible deference permitted by law.

Limitation on Awards and Shares Available.    The maximum number of Shares available for issuance under the 2023 Plan is 5,000,000 Shares (the “Share Reserve”). In no event shall the maximum aggregate number of Shares that may be issued under the 2023 Plan pursuant to incentive stock options exceed the Share Reserve. The Share Reserve is subject to further adjustment as provided in the 2023 Plan. In no event shall fractional Shares be issued under the 2023 Plan. The maximum number of Shares that may be granted under the 2023 Plan during any single fiscal year to a non-employee director, when taken together with any cash fees paid to such non-employee director during such year in respect of his or her service as a non-employee director (including service as a member or chair of any committee of the board of directors), shall not exceed US$750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of Shares reserved for issuance under the 2023 Plan and (ii) the class and maximum number of Shares that may be issued on the exercise of incentive stock options (“ISOs”).

Awards.    The 2023 Plan permits Incannex Healthcare Inc. to grant various types of discretionary equity compensation awards under the 2023 Plan (the “Awards”), including:

•        ISOs;

•        Nonqualified stock options (“NSOs”);

•        Restricted stock;

•        Restricted stock units (“RSUs”);

•        Stock bonus awards; and

•        Performance awards.

An individual who has received one or more Awards under the 2023 Plan is referred to in this summary as a “participant.”

A brief description of each award type follows.

•        ISOs and NSOs.    Stock options provide for the purchase of Shares in the future at an exercise price set by the Committee on the grant date. ISOs are stock options that by their terms qualify for, and are intended to qualify for, favorable U.S. federal tax treatment. NSOs are stock options that by their terms either do not qualify for or are not intended to qualify as ISOs. Incannex may grant ISOs only to employees of Incannex or a subsidiary at the time of grant. The exercise price of each NSO will be determined by the Committee in its discretion but must be at least one hundred percent (100%) of the fair market value of the Shares on the grant date or otherwise compliant with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of an ISO must be at least one hundred percent (100%) of the fair market value of the Shares on the grant date (although in rare circumstances, the exercise price must be at least 110% of the fair market value of the Shares on the grant date), except with respect to certain substitute options granted in connection with a corporate transaction. Stock options will not be exercisable after the expiration of 10 years from the date of grant (or 5 years, in the case of an ISO issued to a 10% stockholder).

•        SARs.    SARs entitle the participant, upon exercise, to receive an amount equal to the appreciation of the Shares subject to the Award between the grant date and the exercise date. The exercise price of a SAR will not be less than 100% of the fair market value of the underlying Share on the grant date (except with respect to certain substitute SARs granted in connection with a corporate transaction). SARs will not be exercisable after the expiration of 10 years from the grant date.

•        Restricted stock and RSUs.    Restricted stock is an award of nontransferable Shares that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to pay cash or deliver Shares in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the Award or at the election of the participant, if the Committee permits such a deferral.

•        Stock bonuses.    A stock bonus is the issuance of Shares to a participant. The Shares issued pursuant to a stock bonus typically are unrestricted, meaning that they are not subject to vesting requirements.

•        Performance awards.    Performance awards include any of the foregoing Awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the Committee may determine, which may or may not be objectively determinable. Such performance goals may be based solely by reference to our performance or the performance of a subsidiary, division, business segment or business unit, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

Vesting.    The Committee may determine the time and conditions under which the Award will vest and may specify partial vesting in one or more vesting tranches, which may be based solely upon continued employment or service for a specified period of time or may be based upon the achievement of specific performance goals established by the Committee in its discretion.

For all purposes of the 2023 Plan, “vesting” of an Award shall mean:

•        For an ISO, NSO, or SAR, the time at which the participant has the right to exercise the Award.

•        For restricted stock or RSUs, the time at which all conditions for vesting, as stated in the applicable award agreement or the 2023 Plan, are satisfied.

•        For performance shares, the time at which the participant has satisfied the requirements to receive payment on such performance shares, as stated in the applicable award agreement or the 2023 Plan.

Vesting need not be uniform among Awards granted at the same time or to persons similarly situated. Vesting requirements shall be set forth in the applicable award agreement.

If the date of the vesting of any Award, other than an ISO, NSO, or SAR, held by participant who is subject to Incannex Healthcare Inc.’s policy regarding trading of its Shares by its officers and directors and the Shares are not within a “window period” applicable to the participant, as determined by Incannex Healthcare Inc. in accordance with such policy, then the vesting of such Award shall not occur on such original vesting date and shall instead occur on the first day of the next “window period” applicable to the participant pursuant to such policy.

Certain transactions; Adjustments.    In the event of (i) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, or other similar corporate transaction or event that affects the Shares, or (ii) unusual or infrequently occurring events affecting Incannex Healthcare Inc., any affiliate, or the financial statements of Incannex Healthcare Inc. or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case the Committee in its sole discretion may adjust any or all of (A) the number of Shares or other securities of Incannex Healthcare Inc. (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the 2023 Plan and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of Incannex Healthcare Inc. (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the exercise price with respect to any Award, or (3) any applicable performance measures.

Treatment of Awards Upon a Change in Control.    In the event of a “change-in-control” of Incannex Healthcare Inc., as defined in the 2023 Plan, then unless otherwise provided in an award agreement, the Committee may, in its sole discretion: (i) cancel awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee), (ii) provide for the issuance of replacement awards, (iii) terminate stock options without providing accelerated vesting, (iv) immediately vest the unvested portion of any Award or (v) take any other action with respect to the awards the Committee deems appropriate. The treatment of awards upon a change in control may vary among participants and types of awards in the Committee’s sole discretion. Awards subject to performance goals shall be settled upon a “change in control” of Incannex Healthcare Inc. based upon the extent to which the performance goals underlying such awards have been achieved as determined in the sole discretion of the Committee.

Clawback provisions, transferability, and participant payments.    All Awards will be subject to the provisions of any clawback policy implemented by Incannex Healthcare Inc. and to the extent set forth in such clawback policy or in the applicable award agreement. With limited exceptions according to the laws of descent and distribution, Awards under the 2023 Plan are generally nontransferable prior to vesting and are exercisable only by the participant. With regard to tax withholding obligations arising in connection with Awards under the 2023 Plan and exercise price obligations arising in connection with the exercise of stock options under the 2023 Plan, the Committee may, in its discretion, accept cash, wire transfer, or check, shares of our common stock that meet specified conditions (a market sell order) or such other consideration as it deems suitable or any combination of the foregoing.

2023 Plan amendment and termination.    The board of directors may amend, suspend, or terminate the 2023 Plan at any time; however, Incannex Healthcare Inc. will obtain stockholder approval of any material amendment to the 2023 Plan. No amendment, suspension or termination of the 2023 Plan can, without the consent of the participant, alter or impair any rights or obligations under his or her outstanding Award(s). No award may be granted pursuant to the 2023 Plan after the tenth anniversary of the date on which our board of directors adopted 2023 Plan.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at www.incannex.com. This committee reviews and reassesses its charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton Audit Pty Ltd (and previously, PKF Brisbane Pty Ltd), our independent registered public accounting firm. Grant Thornton Audit Pty Ltd served as our independent public accounting firm for the fiscal year ended June 30, 2024, beginning in November 2023. PKF Brisbane Pty Ltd served as our independent registered public accounting firm for the fiscal year ended June 30, 2023 and for the fiscal year ended June 30, 2024 until November 2023. In fulfilling its responsibilities for the financial statements for fiscal year ended June 30, 2024 the audit committee took the following actions:

•        Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2024 with management, Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd;

•        Discussed with Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd the matters required to be discussed in accordance with Auditing Standard No. 1301 — Communications with Audit Committees; and

•        Received written disclosures and the letter from each of Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding each of Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd’s communications with the audit committee and the audit committee further discussed with each of Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management, Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 for filing with the SEC.

Members of the Incannex Healthcare Inc. Audit Committee
Peter Widdows (Chairperson)
Robert Clark
Troy Valentine

DELINQUENT SECTION 16(a) REPORTS

Based solely on a review of the Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, Incannex Healthcare Inc. believes, that during the fiscal year ended June 30, 2024, all Section 16(a) reports required to be filed by its officers, directors, and greater than 10% beneficial owners were timely filed; except that a report covering one transaction of an award of restricted stock on May 6, 2024 to Joseph Swan, Incannex Healthcare Inc.’s Chief Financial Officer, was reported late on a Form 5 filed on August 2, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since July 1, 2021, we have engaged in the following transactions in which the amount involved exceeded lesser of (i) $120,000 or (ii) 1% of the average of Incannex Healthcare Inc.’s total assets at year-end for fiscal years 2024, 2023, and 2022 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

During fiscal year 2023, $166,417 in fees were paid to Cannvalate Pty Ltd, an entity in which Dr. Sud Agarwal, a former member of the board of directors of Incannex Healthcare Inc. who resigned on June 28, 2022, is a director. The fees accrued and were payable in the fiscal year ended June 30, 2022 with respect to patient research activities conducted by Cannvalate.

During fiscal years 2023 and 2022, respectively, Troy Valentine, the Chairperson of our board of directors, was paid $171,049 and $174,199 respectively, for consulting fees invoiced to Incannex Australia, outside of his directors’ fees for his service as director of Incannex Australia.

During fiscal year 2022, $296,011 in fees were paid to Alignment Capital Pty Ltd, an entity controlled by Mr. Valentine, as consideration for its services as lead manager to place the shortfall options related to Incannex Australia’s issuance of options to investors and stockholders.

Policies and Procedures for Related Party Transactions

On October 5, 2023, Incannex Healthcare Inc. adopted a Related Person Transaction Policy. This policy applies to any transaction in which Incannex Healthcare Inc. and a director, a director’s nominee, an executive officer, any beneficial owner of at least 5% of the shares of common stock or an immediate family member of any of the foregoing are a party, and the amount involved exceeds $120,000. The policy provides that the board of directors must review the details of such transaction and approve it. If a related person transaction was not approved prior to its execution, the board of directors must either ratify the transaction or rescind it.

Proposal No. 1

ELECTION OF DIRECTORS

On October 24, 2024, Peter Widdows was nominated for election at the Annual Meeting. The board of directors currently consists of five members, classified into three classes as follows: Peter Widdows solely constitutes a class with a term ending at the Annual Meeting; Dr. George Anastassov and Robert Clark constitute a class with a term ending at the 2025 annual meeting of stockholders; and Joel Latham and Troy Valentine constitute a class with a term ending at the 2026 annual meeting of stockholders. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board of directors has voted to nominate Peter Widdows for election at the Annual Meeting for a term of three years to serve until the 2027 annual meeting of stockholders, and until his successor has been elected and qualified or subject to his earlier death, resignation, disqualification or removal. The Class II directors (Dr. George Anastassov and Robert Clark) and the Class III directors (Joel Latham and Troy Valentine) will serve until the annual meetings of stockholders to be held in 2025 and 2026, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for Peter Widdows is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Peter Widdows as director. In the event that Mr. Widdows becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. We have no reason to believe that Mr. Widdows will be unable or unwilling to serve as a director.

A plurality of the shares voted for Mr. Widdows at the Annual Meeting is required to elect Mr. Widdows as a director.

THE board of directors Recommends The Election Of PETER WIDDOWS As Director, And Proxies Solicited By THE board of directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton Audit Pty Ltd, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending June 30, 2025. Grant Thornton Audit Pty Ltd has served as our independent registered public accounting firm since November 2023. PKF Brisbane Pty Ltd was our independent registered public accounting firm for the fiscal year ended June 30, 2024 until November 2023. The board of directors proposes that the stockholders ratify this appointment. Grant Thornton Audit Pty Ltd audited our financial statements for the fiscal year ended June 30, 2024. We expect that representatives of Grant Thornton Audit Pty Ltd will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Grant Thornton Audit Pty Ltd, the audit committee reviewed auditor independence issues and existing commercial relationships with Grant Thornton Audit Pty Ltd and concluded that Grant Thornton Audit Pty Ltd has no commercial relationship with Incannex Healthcare Inc. that would impair its independence for the fiscal year ending June 30, 2025.

The following table presents fees for professional audit services rendered by Grant Thornton Audit Pty Ltd and PKF Brisbane Pty Ltd for the audit of our annual financial statements for the year ended June 30, 2024 and for PKF Brisbane Pty Ltd. for the year ended June 30, 2023, and fees billed for other services rendered by Grant Thornton Audit Pty Lt and PKF Brisbane Pty Ltd during those periods.

	Fiscal Year ended June 30, 2024		Fiscal Year ended June 30, 2023
	Grant Thornton(2)	PKF Brisbane	PKF Brisbane
Audit Fees(1)	$423,506	$70,946	$145,263
Audited-Related Fees(3)	—	—	—
Tax Fees(4)	—	—	—
All Other Fees(5)	—	—	—

____________

(1)      The amounts disclosed were paid in Australian dollars and then converted to U.S. dollars for purposes of reporting using an exchange rate at June 30 of the relevant fiscal year, as published by the Reserve Bank of Australia.

(2)      The audit fees paid to Grant Thornton Audit Pty Ltd relate to the auditing of the fiscal years ended June 30, 2024, 2023 and 2022.

(3)      Audit related fees consisted principally of fees related to the annual audit and the quarterly reviews, but outside the scope of the audit committee approved audit and agreed upon procedure.

(4)      Tax fees consist principally of assistance with matters related to tax compliance and reporting, tax advice, and tax planning.

(5)      All other fees consist principally of all other permissible work performed by Grant Thornton Audit Pty Ltd that does not meet the above category descriptions.

The percentage of services set forth above in the categories audit related fees, tax fees, and all other fees, that were approved by the audit committee pursuant to Rule 2-01(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 0%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant

Our audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pre-approval of an audit or non-audit service may be given as a general pre-approval, as part of the audit committee’s approval of the scope of the engagement of our independent registered public accounting firm, or on an individual basis. Any proposed services exceeding general pre-approved levels also requires specific pre-approval by our audit committee. All of the fees described above were pre-approved by the board of directors prior to our listing on the Nasdaq Global Market and by the audit committee after our listing on the Nasdaq Global Market.

In the event the stockholders do not ratify the appointment of Grant Thornton Pty Audit Ltd as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of the independent registered public accounting firm. We do not expect there to be any broker non-votes for the ratification of our independent auditor because brokers have discretion to vote on the ratification of the appointment of the independent auditor and, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal.

THE board of directors Recommends A Vote To Ratify The Appointment Of GRANT THORNTON AUDIT PTY LTD As Our Independent Registered Public Accounting Firm, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

Proposal No. 3

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ RULE 5635(d), THE ISSUANCE OF 20% OR MORE OF OUR ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO AN EQUITY LINE OF CREDIT AGREEMENT WITH ARENA GLOBAL, DATED SEPTEMBER 6, 2024, INCLUDING COMMITMENT FEE SHARES AND A WARRANT ISSUED TO ARENA GLOBAL

Description of the ELOC Purchase Agreement

On September 6, 2024, we entered into the equity line of credit agreement (the “ELOC Purchase Agreement”) with Arena Global, pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 (the “Maximum Commitment Amount”) in shares of our common stock (the “ELOC Shares”) upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement which includes, but is not limited to, filing a registration statement with the SEC and registering the resale of any shares sold to Arena Global. Further, under the ELOC Purchase Agreement and subject to the Maximum Commitment Amount, we have the right (subject to meeting the terms and conditions of the ELOC Purchase Agreement), but not the obligation, to submit an Advance Notice (as defined in the ELOC Purchase Agreement) from time to time to Arena Global calculated as follows (unless otherwise agreed amongst the parties): (a) if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to 70% of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our common stock on the ten trading days immediately preceding an Advance Notice, or (ii) $20,000,000, (b) if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to 40% of the average of the Daily Value Traded of our common stock on the ten trading days immediately preceding an Advance Notice, or (ii) $15,000,000 and (c) if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of (i) an amount equal to 20% the average of the Daily Value Traded of our common stock on the ten trading days immediately preceding an Advance Notice, or (ii) $10,000,000.

During the Commitment Period (as defined below), the purchase price to be paid by Arena Global for the Common stock under the ELOC Purchase Agreement will be 96% of the Market Price, defined as the daily volume weighted average price (“VWAP”), as described in the ELOC Purchase Agreement, of our common stock on the trading day commencing on the date of the Advance Notice. We cannot predict the Market Price of our common stock at any future date. If, for example, we were to sell $50,000,000 shares of our common stock to Arena Global pursuant to the ELOC Purchase Agreement at a purchase price of $2.17 (which is equal to 96% of the last reported sale price of our common stock on Nasdaq on October 21, 2024 which was $2.26 per share), we would issue approximately 23,045,723 shares of our common stock to Arena Global.

In connection with the ELOC Purchase Agreement we agreed, among other things, to issue to Arena Global as a commitment fee, that number of shares of our common stock equal to 250,000 (the “Initial Commitment Fee Shares”) divided by the simple average of the daily VWAP of our common stock during the five trading days immediately preceding the effectiveness of the initial Registration Statement (as defined in the ELOC Purchase Agreement) on which the estimated Initial Commitment Fee Shares are registered. As additional consideration for Arena Global’s execution and delivery of the ELOC Purchase Agreement, we issued on October 31, 2024, a five-year warrant exercisable for 585,000 shares of our common stock (the “ELOC Warrant” and shares issuable pursuant to such exercise, the “ELOC Warrant Shares”) with an initial exercise price equal to $1.66 per share. The ELOC Warrant is exercisable at any time on or after the issuance date, contains a 4.99% ownership limitation and has a term of five years from the issuance date. The exercise price of the ELOC Warrant is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the exercise price then in effect, as well as upon customary stock splits, stock dividends, pro rata distributions, combinations or similar events. The ELOC Warrant may be exercised on a cashless basis, if at any time after 180 days following the issuance date, there is not an effective registration statement in place registering the ELOC Warrant Shares for resale.

The ELOC Purchase Agreement also has a provision that provides that the number of Initial Commitment Fee Shares will be subject to a true-up whereby we would issue to Arena Global or its designee(s) that number of additional common stock (“True-Up Shares,” and together with the Initial Commitment Fee Shares, the “Commitment Fee Shares”), if any, equal (i) to the number of True-Up Shares issuable in accordance with the pricing formula below minus (ii) the number of Initial Commitment Fee Shares issuable pursuant to the pricing formula above, if and to the extent such number is a positive number. The number of True-Up Shares issuable would be equal to 250,000 divided by the lower of (a) the simple average of the three lowest daily intraday trade prices over the 25 trading days after (and not including) the date of effectiveness of the initial Registration Statement and (b) the closing price on the 25th Trading Day after the effectiveness of the Initial Registration Statement (the “True-Up End Date”). Incannex Healthcare Inc. will issue any True-Up Shares promptly (but in no event later than one Trading Day) after the True-Up End Date to the extent such True-Up Shares are issuable pursuant to the terms of this the ELOC Purchase Agreement.

In addition to the Exchange Cap limitations described below, we may not issue shares pursuant to the ELOC Agreement to the extent such issuance would result in Arena Global beneficially owning more than 9.99% of our then outstanding common stock (the “ELOC Ownership CAP”).

In connection with the ELOC Purchase Agreement we agreed to (i) register the resale of the ELOC Shares, Commitment Fee Shares and ELOC Warrant Shares within 30 calendar days following the ELOC Purchase Agreement and (ii) file one or more additional registration statements for the resale by Arena Global of other Registrable Securities (as defined in the ELOC Purchase Agreement) if necessary. On November 6, 2024, we filed a Registration Statement on Form S-3 (File No. 333-283025) registering the resale of the ELOC Shares, Commitment Fee Shares and ELOC Warrant Shares pursuant to the terms of the ELOC Purchase Agreement. We also agreed to file one or more additional registration statements for the resale by Arena Global of other Registrable Securities (as defined in the ELOC Purchase Agreement) if necessary.

The obligation of Arena Global to purchase our common stock under the ELOC Purchase Agreement begins on the date of the ELOC Purchase Agreement and ends on the earlier of (i) the date on which Arena Global shall have purchased our common stock pursuant to the ELOC Purchase Agreement for an aggregate gross purchase price equal to the Commitment Amount, (ii) the first day of the month next following the 36-month anniversary of the date of the ELOC Purchase Agreement or (iii) written notice of termination by Incannex Healthcare Inc. (the “Commitment Period”). The ELOC Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena Global represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and we will sell the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Reasons for this Proposal

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. We are seeking stockholder approval of the ELOC Issuance Proposal in order to comply with Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the Minimum Price. Based upon Nasdaq Listing Rule 5635(d) we cannot issue in excess of 3,526,802 shares of our common stock under and in respect of the ELOC Purchase Agreement, unless the issuance of such excess shares are approved by our stockholders.

The number of shares of common stock that may be issued, in the aggregate, pursuant to the Securities Purchase Agreement and ELOC Purchase Agreement shall be limited to 3,526,802, the number of shares equal to 19.99% of the outstanding shares of our common stock as of the date of the ELOC Purchase Agreement (the “Exchange Cap”) unless stockholder approval to exceed the Exchange Cap is approved. Pursuant to the terms of the ELOC Purchase Agreement and unless waived by the parties, stockholder approval to issue shares in excess of the Exchange Cap is required as a condition our ability to issue Advance Notices, even Advance Notices for shares issuable under the Exchange Cap.

Our board of directors has determined that the ELOC Purchase Agreement and our ability to issue shares of our common stock pursuant to the equity line thereunder in excess of the Exchange Cap is in the best interests of Incannex Healthcare Inc. and its stockholders as the ELOC Purchase Agreement provides us with a reliable source of capital for working capital and general corporate purposes.

Our board of directors is not seeking the approval of our stockholders to authorize our entry into the ELOC Purchase Agreement, as the ELOC Purchase Agreement has already been executed. In order to retain maximum flexibility to issue and sell up to the maximum of $50,000,000 of ELOC Shares, we are seeking stockholder approval to issue, pursuant to the ELOC Purchase Agreement, 20% or more of our issued and outstanding common stock as of September 6, 2024 (the date we entered into the ELOC Purchase Agreement).

Potential Consequences on Current Stockholders if This Proposal No. 3 is Approved

Each additional share of our common stock that would be issuable to Arena Global, would have the same rights and privileges as each share of our currently outstanding common stock. The issuance of shares of our common stock to Arena Global pursuant to the terms of the ELOC Purchase Agreement will not affect the rights of the holders of our outstanding common stock, but such issuances will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock issuable to Arena Global could adversely affect prevailing market prices of our shares of common stock.

The following table sets forth the aggregate amount of our common stock issuable to Arena Global under the ELOC Purchase Agreement (excluding the Commitment Fee Shares and the ELOC Warrant Shares) at varying purchase prices and the percentage of outstanding common stock after giving effect to the ELOC Beneficial Ownership Cap (as defined below) and, for illustrative purposes only, without giving effect to the ELOC Beneficial Ownership Cap. The ELOC Beneficial Ownership Cap may not be increased above 9.99% of our then outstanding common stock. Furthermore, as noted above, we are not obligated to submit any Advance Notices under the ELOC Purchase Agreement.

Assumed Average Purchase Price Per Share(1)	Number of Common Shares to be Issued, After Giving Effect to the ELOC Beneficial Ownership Cap	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Arena Global, Subject to the ELOC Beneficial Ownership Cap(2)	Number of Common Shares to be Issued, Without Giving Effect to the ELOC Beneficial Ownership Cap	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Arena Global, Without Giving Effect to the ELOC Beneficial Ownership Cap(3)
$1.17	1,764,265	9.99%	42,735,043	70.78%
$2.17(4)	1,764,265	9.99%	23,045,723	56.64%
$3.17	1,764,265	9.99%	15,772,871	47.20%

____________

(1)      For the avoidance of any doubt, this price reflects the purchase price after calculation (i.e. after discounts to the market price of our shares) in accordance with the terms of the ELOC Purchase Agreement.

(2)      The denominator is based on 17,642,832 shares of our common stock outstanding as of October 21, 2024, adjusted to include the issuance of the number of shares of common stock set forth in the second column which we would have issued to Arena Global based on the applicable assumed purchase price per share. Certain shares of our common stock are not included because they are subject to limitations on issuance pursuant to the ELOC Beneficial Ownership Cap.

(3)      The denominator is based on 17,642,832 shares of our common stock outstanding as of October 21, 2024, adjusted to include the issuance of the number of shares of common stock set forth in the fourth column which we would have issued to Arena Global based on the applicable assumed purchase price per share, without giving effect to the ELOC Beneficial Ownership Cap.

(4)      Represents the last reported sales price of our Common Stock on October 21, 2024, as reported by Nasdaq, less a 4% discount.

Our certificate of incorporation authorizes 100,000,000 shares of our common stock. We currently have sufficient shares of common stock authorized to issue all shares issuable pursuant to the ELOC Purchase Agreement at the illustrative prices outlined above.

Potential Consequences if This Proposal No. 3 is Not Approved

If our stockholders do not approve the ELOC Issuance Proposal, we will not be able to sell to Arenal Global any of the $50,000,000 of our common stock that Arena Global has committed to purchase pursuant to the ELOC Purchase Agreement, thereby preventing us from raising funds under the ELOC Purchase Agreement. Accordingly, if stockholder approval of the ELOC Issuance Proposal is not obtained, we may need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. The total amount of gross proceeds that may be raised under the equity line of credit is $50,000,000 assuming the issuance of all of the ELOC Shares. Our ability to successfully implement our research and development plans and ultimately generate value for our stockholder is dependent on our ability to maximize capital raising opportunities.

If this Proposal No. 3 is not approved by our stockholders, we will not be able to issue and sell any shares available pursuant to the ELOC Purchase Agreement. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on this proposal.

THE board of directors Recommends A Vote To Approve The ELOC ISSUANCE PROPOSAL, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such Approval Unless A Stockholder Indicates Otherwise On The Proxy CARD.

Proposal No. 4

APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ RULE 5635(d), THE ISSUANCE OF 20% OR MORE OF OUR ISSUED AND OUTSTANDING COMMON STOCK PURSUANT TO A SECURITIES PURCHASE AGREEMENT WITH PURCHASERS, DATED SEPTEMBER 6, 2024, INCLUDING UPON THE CONVERSION OF DEBENTURES ISSUED OR ISSUABLE TO THE PURCHASERS AND UPON THE EXERCISE OF DEBENTURE WARRANTS ISSUED OR ISSUABLE TO THE PURCHASERS

Description of Securities Purchase Agreement

On September 6, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Purchasers providing for the issuance of (i) 10% original issue discount secured convertible debentures (the “Debentures”) with an aggregate principal amount of up to $10,000,000 at an aggregate purchase price of up to $9,000,000, divided into three separate tranches that are each subject to certain closing conditions, which Debentures are convertible into Debenture Shares, and (ii) five-year warrants (the “Debenture Warrants”) to purchase the number of shares of common stock (the “Debenture Warrant Shares”) equal to 25% of the total principal amount of the related Debenture purchased on the applicable closing date of each tranche divided by 115% of the closing price of our common stock on the trading day immediately preceding that closing date.

On October 14, 2024, we consummated the closing of the first tranche, in which we issued and sold a Debenture to certain of the Purchasers with an aggregate principal amount of $3,333,333 at an aggregate purchase price of $3,000,000 (the “First Tranche Debenture”). The First Tranche Debenture will accrue interest on the outstanding principal amount at a rate of five percent per annum paid-in-kind (the “PIK Interest”). The PIK Interest shall be added to the outstanding principal amount of the First Tranche Debenture on a monthly basis as additional principal obligations thereunder for all purposes thereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). The maturity date of the First Tranche Debenture is April 14, 2026.

The First Tranche Debenture is convertible, subject to certain beneficial ownership limitations, into Debenture Shares at a price per share equal to $1.84, provided that if the closing price of our Common stock is less than the conversion price for five or more trading days during any 20 trading day period following the issue date, the holder is entitled to convert the First Tranche Debenture at a price per share equal to the lower of (i) the then-current conversion price and (ii) 95% of the lowest daily volume weighted average price of our Common stock during the five trading days prior to the delivery by the holder of the applicable notice of conversion (the “Alternate Conversion Price”), provided that the Alternate Conversion Price is no less than (i) initially, $1.50, (ii) thereafter, 50% of the closing price of our Common stock on April 14, 2025, and (iii) thereafter, 50% of the closing price of our Common stock on October 14, 2025, provided further that no conversion price of the First Tranche Debenture is at a price per share less than $0.33. The conversion price is subject to adjustment in the event of an issuance of common stock at a price per share lower than the conversion price then in effect, as well as upon customary stock splits, stock dividends, pro rata distributions, combinations or similar events.

The First Tranche Debenture is redeemable by us at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued but interest, if any. While the First Tranche Debenture is outstanding, if we or any of our subsidiaries receive cash proceeds from the issuance of equity or indebtedness (other than the issuance of additional secured convertible debentures as contemplated by the ELOC Purchase Agreement), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to the ELOC Purchase Agreement (as defined below), we will, within one business day of our receipt of such proceeds, inform the holder of such receipt, following which the holder will have the right in its sole discretion to require us to immediately apply up to 25% of all proceeds received by us to repay the outstanding amounts owed under the First Tranche Debenture.

The First Tranche Debenture contains standard and customary events of default including, but not limited to, failure to make payments when due under the First Tranche Debenture, failure to comply with certain covenants contained in the First Tranche Debenture, or bankruptcy or insolvency of the Company. Upon the occurrence and during the continuance of an event of default under the applicable First Tranche Debenture, interest would accrue on the outstanding principal amount of such First Tranche Debenture at the rate of two percent per month, and such default interest would be due and payable monthly in arrears in cash on the first of each month following the occurrence of any event of default for default interest accrued through the last day of the prior month. In connection with an event of default, the noteholder may require us to redeem the First Tranche Debenture in cash at a price equal to the sum of 150% of the outstanding principal amount of the First Tranche Debenture and 100% of accrued and unpaid interest thereon.

In connection with the issuance of the First Tranche Debenture, we also issued a Debenture Note Warrant (the “First Tranche Warrant”) to purchase up to 453,749 shares of common stock (the “First Tranche Warrant Shares”) at an exercise price of $1.89 per share. The First Tranche Warrant is exercisable at any time on or after the issuance date and has a term of five years from the issuance date. The exercise price of the First Tranche Warrant is subject to adjustment in the event of an issuance of common stock at a price per share lower than the exercise price then in effect, as well as upon customary stock splits, stock dividends, pro rata distributions, combinations or similar events. The First Tranche Warrant may be exercised on a cashless basis, if at any time after 180 days following the closing date of the first tranche, there is not an effective registration statement in place registering the First Tranche Warrant Shares for resale.

Pursuant to the Securities Purchase Agreement, we and Arena Special Opportunities (Offshore) Master II LP entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file the Registration Statement with the SEC to register the First Tranche Debenture Shares (using the $0.33 conversion floor price (the “Floor Price”) to calculate the number of registrable shares) and the First Tranche Warrant Shares within 20 calendar days after the closing date of the first tranche (the “Filing Deadline”) and to have such registration statement declared effective within 60 days after the Filing Deadline (or in the event of full review by the SEC, within 90 calendar days after the Filing Deadline) (the “First Registration Statement Effectiveness Date”). On November 6, 2024, we filed a Registration Statement on Form S-3 (File No. 333-283025) registering the resale of the First Tranche Debenture Shares and the First Tranche Warrant Shares pursuant to the terms of the Registration Rights Agreement.

Under the Securities Purchase Agreement, provided that all conditions precedent of such Purchaser and our obligations have been satisfied or waived, the Purchasers may participate in a subsequent closing (the “Subsequent Closing”) and the parties will consummate Subsequent Closings on a trading day as the parties mutually agree; provided that the requisite parties have agreed in writing to permit such Subsequent Closing, which for the avoidance of doubt no party is obligated to do and may not occur.

Under the Securities Purchase Agreement, a closing of the second tranche may occur subject to the mutual written agreement of the Purchasers and us and satisfaction of the closing conditions set forth in the Securities Purchase Agreement on the 30th day following the First Registration Statement Effectiveness Date (or if such day is not a trading day, on the next succeeding trading day) (the “Second Registration Statement Effectiveness Date”), unless the parties mutually agree in writing to consummate the second closing on a different date, upon which we would issue and sell to the Purchasers on the same terms and conditions a second 10% original issue discount secured convertible debentures in principal amount of $3,333,333 (the “Second Tranche Debentures”) and a warrant (the “Second Tranche Warrants”) to purchase a number of shares of our common stock equal to 25% of the total principal amount of the Second Tranche Debentures divided by 115% of the closing price of our common stock on the trading day immediately preceding such closing date, provided the second closing is also contingent on the satisfaction of the following additional condition, unless waived mutually by the parties: (x) the median daily turnover of our common on its principal trading market for the 20 consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed second closing date must be greater than $150,000 and (y) the five day VWAP of our common stock as of the last trading day immediately preceding the proposed second closing date in in excess of 150% of the Floor Price; (the “Second Tranche Price and Liquidity Condition”); provided further, that if the Second Tranche Price and Liquidity Conditions are not satisfied, we and the Purchasers shall have the option, but not any obligation, to consummate the second closing on such modified terms as the parties shall mutually agree in writing.

The Second Tranche Debentures would be sold to the Purchasers for a purchase price of $3,000,000, representing an original issue discount of 10%. In connection with the closing of the second tranche, we would enter into a registration rights agreement pursuant to which we would agree to register the maximum number of shares of our common stock issuable under the Second Tranche Debentures and the Second Tranche Warrants as permitted with terms substantially similar as the terms provided in the Registration Rights Agreement. We also have agreed to reimburse the Purchasers for their legal fees and expenses related to such second closing.

Under the Securities Purchase Agreement, a closing of the third tranche may occur subject to the mutual written agreement of the Purchasers and us and satisfaction of the closing conditions set forth in the Securities Purchase Agreement on the 30th day following the Second Registration Statement Effectiveness Date (or if such day is not a trading day, on the next succeeding trading day), unless the parties mutually agree in writing to consummate the second closing on a different date, upon which we would issue and sell to the Purchasers on the same terms and conditions a second 10% original issue discount secured convertible debentures in principal amount of $3,333,333 (the “Third Tranche Debentures”) and a warrant (the “Third Tranche Warrants”) to purchase a number of shares of our common stock equal to 25% of the total principal amount of the Third Tranche Debentures divided by 115% of the closing price of our common stock on the trading day immediately preceding such closing date, provided that all conditions precedent to the obligations of such Purchase and our obligations have been satisfied or waived and that the parties have mutually agreed in writing to permit the third closing, which for the avoidance of doubt no party is obligated to do.

The Third Tranche Debentures would be sold to the Purchasers for a purchase price of $3,000,000, representing an original issue discount of 10%. In connection with the closing of the second tranche, we would enter into a registration rights agreement pursuant to which we would agree to register the maximum number of shares of our common stock issuable under the Third Tranche Debentures and the Third Tranche Warrants as permitted with terms substantially similar as the terms provided in the Registration Rights Agreement. We also have agreed to reimburse the Purchasers for their legal fees and expenses related to such third closing.

We may not issue Debenture Shares and/or Warrant Shares to the extent such issuances would result in the Purchasers beneficially owning an aggregate number of shares of common stock exceeding 4.99% (the “Debenture Beneficial Ownership Cap”) of the total number of shares of common stock issued and outstanding following such conversion or exercise, provided however, each Debenture holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to us, but not to any percentage in excess of 9.99%.

The Securities Purchase Agreement also prohibits us from entering into a variable rate transaction other than the ELOC Purchase Agreement until such time as no Debentures remain outstanding. In addition, the Securities Purchase Agreement provides that from the (i) First Registration Statement Effectiveness Date, (ii) Second Registration Statement Effectiveness Date until 60 days after the Second Registration Statement Effectiveness Date, (iii) Third Registration Statement Effectiveness Date until 60 days after the Third Registration Statement Effectiveness Date, and any Subsequent Registration Statement Effectiveness Date until 60 days after the Subsequent Registration Statement Effectiveness Date, neither the Company nor any subsidiary may issue any Common Stock or Common Stock equivalents, except for certain exempted issuances, such as stock options, employee grants, or shares issuable pursuant to outstanding securities, acquisitions and strategic transactions and the ELOC Purchase Agreement.

Pursuant to the Securities Purchase Agreement, we and certain of our subsidiaries (the “Subsidiaries”) and the Purchasers entered into a security agreement (the “Security Agreement”) on October 14, 2024, pursuant to which we (i) pledged the equity interests in the Subsidiaries and (ii) granted to the investors a security interest in, among other items, all of our owned assets, whether currently owned or later acquired, and all proceeds therefrom (the “Assets”), as set forth in the Security Agreement. In addition, our Subsidiary, Incannex Healthcare Pty Ltd (“IHPL”) entered into a patent security agreement and a trademark security agreement, each on October 14, 2024, pursuant to which IHPL granted to the investors a security interest in its patents, patent applications, and all proceeds therefrom and a security interest in its trademarks, trademark applications, and all proceeds therefrom, respectively. In addition, pursuant to the Security Agreement, the Subsidiaries granted to the investors a security interest in its Assets and, pursuant to a Subsidiary Guarantee, dated October 14, 2024, jointly and severally agreed to guarantee and act as surety for our obligation to repay the Debentures and other obligations under the other transaction documents.

The securities issued or issuable pursuant to the Securities Purchase Agreement were offered and sold to the investors in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

The number of shares of our common stock that may be issued upon conversion of the Debentures and exercise of the Debenture Warrants, and inclusive of the Commitment Fee Shares and any shares issuable under and in respect of the ELOC Purchase Agreement is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of Incannex Healthcare Inc.’s common stock on September 6, 2024, or 3,526,802 shares, unless shareholder approval to exceed the Exchange Cap is approved.

Reasons for the Arena Offering Proposal

Our common stock is listed on Nasdaq, and, as such, we are subject to the Nasdaq Listing Rules. We are seeking stockholder approval of the Arena Offering Proposal in order to comply with Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). Based upon Nasdaq Listing Rule 5635(d), we cannot issue in excess of 3,526,802 shares of our common stock upon conversion of the Debentures, exercise of the Debenture Warrants and ELOC Warrant, and inclusive of the Commitment Fee Shares and any shares issuable under and in respect of the ELOC Purchase Agreement, unless the issuance of such excess shares are approved by our stockholders.

As discussed above, in connection with the Securities Purchase Agreement, we may issue up to three secured convertible debentures to the Purchasers in the aggregate principal amount of $10,000,000 (the “Debentures”) together with warrants to purchase a number of shares of Incannex Healthcare Inc.’s common stock equal to  25% of the total principal amount of the Debentures sold divided by 115% of the closing price on the trading day immediately preceding such closing date (the “Debenture Warrants”). As discussed in “The Arena Transactions” the closing of the first tranche was consummated on October 14, 2024, and we issued to the Purchasers First Tranche Debentures in the principal amount of $3,333,333 and First Tranche Warrants to purchase up to 453,749 shares of our common stock. Closing of the subsequent tranches may occur in the future subject to the mutual written agreement of the Purchasers and us and the satisfaction of closing conditions set forth in the Securities Purchase Agreement and described in more detail in “The Arena Transactions.”

Without giving effect to the Exchange Cap or the Debenture Beneficial Ownership Cap discussed above, assuming we converted all of the First Tranche Debentures into common stock at the floor price, approximately 10,101,009 shares of our common stock would be issuable upon conversion. Assuming the issuance of all the Debentures and without regard for the Exchange Cap or the Debenture Beneficial Ownership Cap, approximately 30,303,027 shares of our common stock would be issuable pursuant to the Debentures if such Debentures were converted in full at the floor price.

Without giving effect to the Exchange Cap or the Debenture Beneficial Ownership Cap, assuming the First Tranche Warrants are exercised into common stock approximately 453,749 shares of our common stock would be issuable upon exercise. Without giving effect to the Exchange Cap or the Debenture Beneficial Ownership Cap, assuming (i) all the First Tranche Warrants, Second Tranche Warrants and Third Tranche Warrants are issued based on an assumed exercise price of $1.89 (which was the exercise price utilized in connection with the First Tranche Warrants), and (ii) were exercised in full, approximately 1,361,247 shares of our common stock would be issued upon exercise.

As noted above, the number of shares of common stock that may be issued, in the aggregate, pursuant to the Securities Purchase Agreement and the ELOC Purchase Agreement shall be limited to the Exchange Cap, unless stockholder approval to exceed the Exchange Cap is approved. Therefore, we are asking stockholders to approve the issuance of more than 20% of our issued and outstanding common stock as of September 6, 2024 pursuant to the Securities Purchase Agreement, including upon the conversion of the Debentures and upon exercise of the Debenture Warrants.

Stockholder approval of this Arena Offering Proposal could allow us to preserve cash by repaying the Debentures, in full, through share issuances in excess of the Exchange Cap. Loss of these potential funds could adversely impact our ability to fund our operations.

Our board of directors is not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement, as we already entered into the Securities Purchase Agreement on September 6, 2024 (and the First Tranche Debentures and First Tranche Warrants have already been issued). We are only asking for approval to issue to the Purchasers, pursuant to the Securities Purchase Agreement, more than 20% of our issued and outstanding common stock as of September 6, 2024 (the date we entered into the Securities Purchase Agreement), including upon the conversion of the Debentures and upon exercise of the Debenture Warrants.

Potential Consequences if This Proposal No. 4 is Not Approved

The failure of our stockholders to approve this Proposal No. 4 will mean that: (i) we cannot permit the full conversion of the Debentures, and (ii) we may incur substantial additional costs and expenses.

Potential Adverse Effects of the Approval of This Proposal No. 4

If this Proposal No. 4 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the shares of our common stock upon conversion of the Debentures and upon exercise of the Debenture Warrants. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our common stock.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve this proposal. Abstentions will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on this proposal.

THE board of directors Recommends A Vote To Approve The ARENA OFFERING PROPOSAL, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such Approval Unless A Stockholder Indicates Otherwise On The Proxy CARD.

Proposal No. 5

APPROVAL OF ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, FROM TIME TO TIME, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO ADOPT THE PROPOSALS SET FORTH ABOVE OR TO ESTABLISH A QUORUM.

We are asking our stockholders to vote on a proposal to approve any adjournments of the Annual Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Annual Meeting to approve Proposals 1, 2, 3 or 4 or establish a quorum. We currently do not intend to propose postponement or adjournment at the Annual Meeting if there are sufficient votes to approve Proposals 1, 2, 3 and 4. Under our Bylaws, whether or not a quorum is present, the Annual Meeting may be adjourned or recessed for any or no reason from time to time by the chairman of the Annual Meeting.

Required Vote

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the subject matter is required to approve this proposal. Abstentions will have the same effect as votes AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO APPROVE THE ADJOURNMENT PROPOSAL, And Proxies Solicited By THE board of directors Will Be Voted In Favor Of Such Approval Unless A Stockholder Indicates Otherwise On The Proxy CARD.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.incannex.com and will be made available to stockholders without charge, upon request, in writing to the Secretary at Incannex Healthcare Inc., Suite 105, 8 Century Circuit, Norwest NSW 2153 Australia. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive officer or principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

Our board of directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2025 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than July 15, 2025. To be considered for presentation at such annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Incannex Healthcare Inc.’s nominees must follow the requirements set forth in Rule 14a-19 as promulgated under the Exchange Act.

Proposals that are not received in a timely manner or in accordance with applicable law will not be voted on at the annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary at Incannex Healthcare Inc., Suite 105, 8 Century Circuit, Norwest NSW 2153 Australia.

Norwest, NSW 2153 Australia
November 12, 2024

Incannex

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Tuesday, December 10, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE IN PERSON
You may attend the meeting in person and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, December 10, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V59284-Z88847 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

INCANNEX HEALTHCARE INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominee:	For	Withheld
1a. Peter Widdows	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V59285-Z88847

INCANNEX HEALTHCARE INC.

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, DECEMBER 11, 2024 AT 10:00 AM ET

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Joel Latham and Joseph Swan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Incannex Healthcare Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am ET, on December 11, 2024, at the offices of the Company's outside legal counsel, Mintz, located at 919 Third Avenue, New York, NY 10022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE